Exhibit 10.8

Agreement on Sales Authorization of Tmall

Party A: First Branch of Rider Sportsfashion Limited (hereafter referred to as “Party A”)

Legal representative: Hao Wang

Address: Room 509, Building C, Junfeng Huating, No.69, Beichen West Road, Beijing

Tel.: 010-58772071

Postal code: 100029

Party B: Hangzhou Fengxue Outdoor Products Co., Ltd. (hereafter referred to as “Party B”)

Legal representative:

Address: 3/F, Building 10, Loft 49, No. 111, Tongyi Road, Gongshu District, Hangzhou

Tel.: 0571-87819391-809

Postal code: 310000

Whereas Party A authorizes Party B to sell Party A’s products at Tmall (Taobao Mall: website: http://jakroo.tmall.com/ ), the following agreement regarding the sales (hereafter referred to as “this Agreement”) is made and entered into by Party A and Party B on the principle of equality and mutual benefits after reaching a consensus via negotiation:

I. Items and Scope of Authorization

1.1 Party A hereby authorizes Party B to sell Party A’s products at Tmall (Taobao Mall), including the products with “” trademark or label and ancillary products. Any change of scope of Party A’s products shall be subject to the products designated by Party A.

1.2 Party B’s sales channel authorized by Party A is limited to network sales through Tmall (Taobao Mall)’s authorized online store.

1.3 The authorized online store stated herein refers only to:

1.4 “AiqiSports Outdoor Franchise Store”, the website of which is http://aqydhw.tmall.com/.

1.5 “Jakroo Aiqi Franchise Store” refers to the online store, the website of which is “http://jakrooaq.tmall.com/;

1.6 “Aiqi Sports Outdoor Franchise Store” or "Jakroo Aiqi Franchise Store” is not allowed to sell cycling clothes products of other brands but Party A’s brand.

1.7 Party A hereby authorizes Party B to sell Jakroo Brand cycling clothes through the online store stated above. In addition, Party B is not allowed to serve as the online or offline agent of Party A’s products through any other channels.

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1.8 Party B is not allowed to deal with any matters in the name of Party A or make publicity or promotion in the name of Party A and/or Party A’s product agent, Party A’s subsidiary or branch or use “捷酷” and/or “Jakroo” as the name, trademark, or use Party A’s name, logo or label in any form (including the combination of Chinese characters and English letters in any form and/or capitalized and lowercased fonts) or register any trademark or domain name that is identical or similar to “捷酷” and/or ‘Jakroo’’s name, trademark, Party A’s name, logo, etc. (including the combination of Chinese characters and English letters in any form and/or capitalized and lowercased fonts) or make publications or statements to a third party which are not in line with the fact or conceal the fact that should have been informed to the third party.

II. Term of Sales

2.1 Party A hereby agrees and confirms to authorize Party B to sell Party A’s products at Tmall (Taobao Mall) for one year, from January 1, 2016 to December 31, 2016. Party B is not allowed to transfer the authorization above to any third party in any form, either partially or wholly.

2.2 Where Party A terminates this Agreement by exercising the right of interpretation as stated herein and/or legal right of interpretation, the term of authorization shall be terminated unconditionally upon Party A releasing the notice of termination.

2.3 Where both parties hereto decide to renew this Agreement, both parties shall determine the term of new authorization via negotiation. Both parties will no longer renew this Agreement in case of failure to reach an agreement regarding the term of authorization.

2.4 Should the term of authorization expire, Party B is not allowed to make sales authorized in this Agreement continuously with the online shop or domain name authorized in this Agreement or similar domain name or through any other potential channels.

III. Sales Task and Award

3.1 Party B hereby agrees and commits to purchase the products, the total amount of which shall be no less than RMB 3.5 million from Party A within the term of authorization and the amount shall be subject to the payment made to Party A after both parties make settlement at the end of the year.

3.2 Party A hereby agrees and commits that if the amount of products purchased by Party B from Party A within the term of authorization reaches the amount below, Party A shall grant Party B award which shall be paid to Party B by returning Party B’s goods payment in equal amount after both parties make settlement at the end of the year.

(1.) The discount of the spot goods purchased by Party B shall be 44% of the tag price.

(2.) The discount of future goods purchased by Party B shall be subject to the sales contract.

(3.) If the amount of spot goods purchased by Party B reaches over RMB 1 million, Party A shall grant Party B commission which shall be 1.5% of the amount above in form of advanced deposit (inclusive).

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IV. Supply Price and Retailing Price

4.1 Party B shall have the rights to enjoy Party A’s discount price of internet authorized sellers in 2016.

4.2 Where Party A launches promotion or discount activities, the supply price of Party A’s products involved in the activities above shall be subject to the list of supply price for this promotion or discount sales activity as provided by Party A to Party B.

4.3 The supply price provided by Party A to Party B shall be 44% of the standard retailing price issued at Party A’s official website

(http://jakrooshop.b2bzx.shopexdrp.cn/).

4.4 Party B may purchase commodities from Party A by purchasing future goods with 42% of the standard retailing price issued at Party A’s official website

(http://jakooshop.b2bzx.shopexdrp.cn).

4.5 Party B’s sales price shall be based on the retailing price published at Party A’s official website. The scope and discount limit of Party A’s products of Party A’s promotion or discount sales activities in 2016 shall be uniformly determined by Party A; Party B shall enjoy the rights of first sales of Party A’s special products and accessories in season exclusively through online network; Party B can negotiate with Party A on the discount percentage and contents of activities.

4.6 Party B hereby agrees and commits that the price of Party A’s products sold by Party B online by authorization shall be consistent and synchronous with the retailing price issued on Party A’s official website, but such price shall be no lower than the retailing price or the price in promotion activities organized by Party A in any form. If it is agreed by Party A in writing in advance, Party B can sell Party A’s products in holidays , store celebration or activities alike with the sales price and in the way agreed by Party A. Party B’s customer service staff are not allowed to grant a buyer more discounts privately in any form.

V. Party A’s Rights and Obligations

5.1 Party A shall inform Party B of the relevant information of its new products timely;

5.2 Party A shall be entitled to adjust and standardize market order by taking necessary measures; where Party B sells the products with a price lower than that stated in this Agreement, Party A is entitled to the right terminate this Agreement;

5.3 Where Party B strictly and fully performs each of the provisions in this agreement prior to the expiration date, Party A is not allowed to authorize any third party as an online seller within the term specified.

5.4 Party A shall never disclose or publish Party B's commercial and technical secrets, etc. acquired by signing and performing this Agreement to any third party, either within the term of this Agreement or within 2 years after this Agreement is terminated or rescinded, unless otherwise required by competent authorities. Party B’s information that is acquired by Party A by signing and performing this Agreement but is not disclosed by Party B to any third party or can not be acquired through public means shall be considered as Party B’s commercial secrets.

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VI. Party B’s Rights and Obligations

6.1 Party B shall strictly abide by relevant national laws, regulations and industrial codes and do business legally;

6.2 Where Party B organizes medium or large cycling activities, Party B may apply to Party A for in-kind sponsorship through submitting materials required; Party A may, based on the scale of activity, decide whether to grant the corresponding sponsorship and confirm the quantity of the in-kind sponsor;

6.3 Where Party B accepts the Purchase Order of group purchasing (one buyer purchases more than 10 single products in one time), the sales price shall be no lower than 20% discount price of the standard retailing price issued at Party A’s official website (http://jakrooshop.b2bzx.shopexdrp.cn) and Party B shall not publicly disclose the sales price;

6.4 Party B, in addition to the group purchasing business specified in Article 6.3 hereof, is not allowed to deal with wholesales or develop network dealers;

6.5 Party B shall submit all the publicity data related to Party A’s products as printed by Party B to Party A for audit and Party B can not print all these data without Party A’s written agreement. Party B shall bear the fees of the publicity data above which shall never violate laws and regulations. In case of selling products or making publicity, Party B is not allowed to use the intellectual properties legally owned by Party A or any third party without the consent of Party A or relevant obligee. Should Party B breaches this term, Party A shall be entitled to cancel relevant discounts and awards granted to Party B; if the breach is serious, Party A shall be entitled to investigate Party B’s breach liabilities;

6.6 Party B shall maintain the image and good reputation of Party A and Party A’s products consciously. In course of selling the products regulated herein, Party B, without the permission of Party A or relevant obligee, is not allowed to use any intellectual properties and product designs lawfully owned by Party A or any third party (including but not limited to copyright), such as patent, trademark, copyright and domain name; otherwise, Party A is entitled to terminate this Contract unilaterally and claim all the losses incurred (if any).

6.7 Where Party B finds counterfeited products or other unfair competition during the term of this Agreement, Party B shall inform Party A as soon as possible and assist Party A safeguard his rights;

6.8 Party B shall bear the loss brought or caused by its own commercial behavior and legal behavior and improper operation and management during the whole process of selling the products stated herein;

6.9 Party B shall, within ten working days upon receiving goods, examine the goods. In case of loss of goods, destruction or inconsistent quality or quantity, Party B shall, within two working days after the acceptance, send a written notice to Party A. The products supplied by Party A are viewed as meeting the requirements of this Agreement if Party B fails to organize acceptance or send a written notice to Party A within the time limit above;

6.10 Party B is not allowed to sell Party A’s products outside the region specified in this Agreement;

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6.11 Party B is not allowed to purchase goods from other parties or sell counterfeited products by adulteration;

6.12 Party B, without Party A’s explicit written consent, is not allowed to continue selling Party A’s products when this Agreement expires or is terminated or this Agreement is rescinded according to the provisions stated herein;

6.13 Party B shall keep confidential for Party A’s commercial and technical secrets acquired by signing and performing this Agreement during the term of this Agreement or within two years after the termination or rescission of this Agreement, unless otherwise required by competent authorities. Party A’s information that is acquired by Party B by signing and performing this Agreement but is not disclosed by Party A to any third party or can not be acquired through public means shall be considered as Party A’s commercial secrets.

VII. Ordering, Goods Exchange, Return and Mode of Transportation

7.1 Ordering: Party B shall place Purchase Orders through Party A’s official website (http://jakrooshop.b2bzx.shopexdrpc.n) and Party A shall, upon receiving payment, make deliveries.

7.2 Party B can enjoy a discounted price which is 42% of the standard retailing price issued at Party A’s official website (http://jakrooshop.b2bexdrp.cn) for the future products ordered and the order for single batch of future products shall be at least RMB 5,000. In case of ordering future products, Party B is required to make a down payment that equals to 30% of the total payment and pay off the rest on the day before delivery. Should Party B fail to make settlement within the time limit above, Party A shall be entitled to dispose Party B’s future products ordered and deduct the down payment paid by Party B for the future products above.

7.3 Where Party B’s store is closed or Party B is unable to operate continuously as a result of improper operation or other causes, Party A shall not return the products;

7.4 Mode of transportation: Party A may make delivery by air, railway, highway or mail with the freight borne by Party B. The risks of the products shall be transferred from Party A to Party B after Party A delivers the products to the carrier or makes delivery by mail.

VIII. Liabilities for breach of contract

8.1 Both parties hereto shall abide by the provisions of this contract faithfully. In case of breaching the provisions stated herein, the default party shall pay observant party liquidated damages in the amount of RMB 50,000, except for force majeure or unless otherwise the default party is exempted from the liabilities after both parties reach an agreement via negotiation;

8.2 Provided that the default party causes a loss which is higher than the liquidated damages specified in the preceding paragraph to the other party, the default party shall also pay the difference between the aforesaid liquidated damages and actual loss, in addition to the liquidated damages stated above;

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8.3 Party B shall, upon the execution of this Agreement, pay Party A margin of RMB 20,000 which shall be returned by Party A upon the expiration of this Agreement on the premise that Party B has performed all the obligations stated herein comprehensively. If, however, Party B breaches this Agreement during the term of performance, Party A can request Party B to pay liquidated damages as per Article 8.1 hereof and/or compensate Party A’s actual loss according to Article 8.2 hereof, in addition to deducting the margin unconditionally;

8.4 Management of underselling

Definition and category of underselling: underselling refers to selling the products with a price lower than the retailing price issued on the website of the Company’s dealers, among which, indirect underselling refers to the situation that Party B supplies products to the dealers at a lower level or retailers directly.

Underselling punishment standard:

Party A shall warn Party B for the first time;

Party A shall warn Party B and deduct margin of RMB 5,000 for the second time; Party B shall, within three working days after deducting the margin above, make up the margin without undue delay;

Should Party B be involved in underselling for at least three times, Party A shall be entitled to terminate this Agreement and all of Party B’s rights based on this Agreement shall be terminated instantly.

IX. Force Majeure

9.1 In case of being unable to perform this Agreement according to the terms and conditions specified by force majeure that can not be predicted, prevented or avoided such as earthquake, typhoon war or other similar events, the affected party shall notify the other party via call, fax or telegraph (the contact mode has been specified in the homepage of this Agreement) and shall within fifteen days upon the occurrence, provide the detailed material and other valid documents, which can demonstrate its obligations set forth in this Agreement cannot be performed, either wholly or partially or that performance of obligations will be delayed, as issued by the local competent organizations. Both parties shall, based on the influence of the event on the performance of this Agreement, decide whether to terminate this Agreement, or exempt or postpone the performance of some provisions contained herein.

X. Modification, Termination and Renewal of this Agreement

10.1 Where both parties try to modify, correct or supplement this Agreement, they shall sign written supplementary agreement based on negotiation; otherwise, any change of this Agreement shall be invalid. The supplementary agreement to this Agreement, if any, shall have the same legal effect as this Agreement;

10.2 Party B is not allowed to sell Party A's products beyond the scope of authorization stated in this Agreement in any form without Party A’s written consent; provided that the price issued by Party B and/or at which, Party B’s sale of Party A’s products is consistent with the retailing price issued on Party A’s official website, Party A shall be entitled to warn Party B and investigate Party B’s breach liabilities according to Article 8 hereof. Party B shall, within three days after Party A proposes the warning, corrects the illegal behavior above and makes up margin (if the margin has been deducted by Party A); otherwise, Party A may terminate the authorization for internet sales for Party B by terminating this Agreement upon sending a written notice to Party B and investigate Party B’s breach liabilities as per the provisions of Article 8 hereof;

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10.3 If either party breaches this Agreement or the relevant laws and regulations or damages the other party’s interest seriously, the other party may terminate this Agreement in writing and investigate the default party’s responsibilities per the provisions of Article 8 hereof;

10.4 As specified in this Agreement, this Agreement shall be terminated automatically after the agency sales period of Party B expires;

10.5 Both parties shall, at least three months before the expiration of this Agreement, decide whether to renew this Agreement based on negotiation; provided that both parties agree to renew this Agreement after reaching consensus, both parties shall renew this Agreement.

XI. Dispute Resolution

11.1 Any dispute arising out of or in relation with this Agreement shall be resolved by both parties via negotiation; in case of failure in negotiation, either party can apply to the Beijing Arbitration Commission for arbitration which shall be carried out according to the then arbitration rules valid. The arbitration award is final and binding to both parties. Unless otherwise specified in the arbitration award, the arbitration fees shall be borne by the losing party.

XII. Miscellaneous

12.1 For the matters not covered herein, both parties can specify them by executing supplementary agreement via negotiation; the supplementary agreement, if any, shall serve as an indispensable part of this Agreement with the same legal effect;

12.2 This Agreement is signed in Chinese and can be translated into other languages. In case of any inconsistency among the versions of different languages, the Chinese version shall prevail;

12.3 This Agreement shall come into effect upon the signature and stamp by both parties;

12.4 This Agreement is executed in duplicate with each party holding one with the same legal effect.

(The remainder of this Agreement is intentionally left blank)

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Party A: First Branch of Rider Sportsfashion Limited	Party B: Hangzhou Fengxue Outdoor Products Co., Ltd.

Representative: Bo Zhao	Representative:
(Seal) Seal: First Branch of Rider Sportsfashion Limited	(Seal) Seal: Hangzhou Fengxue Outdoor Products Co., Ltd.
January 22, 2016	January 22, 2016

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